Registration No. 333-218198

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ZK International Group Co., Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands	3490	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

c/o Zhejiang Zhengkang Industrial Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People’s Republic of China 325025

+86-577-86852999 – telephone

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Drive, Suite 204

Monsey, NY 10952

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, NY 10022 +1-212-588-0022 – telephone +1-212-826-9307 – facsimile	Louis Taubman, Esq. Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10017 +1- 917- 512-0827 – telephone +1-212- 202-6380 – facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate offering Price(1)	Amount of Registration Fee
Ordinary shares, no par value per share (2)	1,500,000	$5.00	$7,500,000	$869.25
Ordinary shares, no par value per share (2)(3)	1,500,000	$5.00	$7,500,000	$869.25
Underwriter Warrants (4)	-	$-	$-	$-
Ordinary shares underlying Underwriter Warrants (4)	105,000	$5.00	$525,000	$60.85
Total	3,105,000	$5.00	$15,525,000	$1,799.35	(5)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Reflects the resale by the selling shareholders set forth herein of up to 1,500,000 ordinary shares.

(4)	The Registrant will issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of seven percent (7%) of the ordinary shares (the “Underwriter Warrant”) sold in the offering. The closing date will be a date mutually acceptable to the Registrant and the Underwriter after the minimum offering has been sold. The exercise price of the Underwriter Warrants is equal to 100% of the offering price of the ordinary shares offered hereby. Assuming a maximum placement and an exercise price of $5.00 per share, we would receive, in the aggregate, $525,000 upon exercise of the Underwriter Warrants. The ordinary shares underlying the Underwriter Warrants are exercisable within five years commencing 180 days from the effective date of the offering at any time, and from time to time, in whole or in part.

(5)	Previously paid with the initial filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 5 to Registration Statement on Form F-1 (File No. 333-218198) is to re-file Exhibit 5.1 and 23.2 to the Registration Statement under Item 8. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 5 to Registration Statement on Form F-1.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

99

The following documents are filed as part of this registration statement:

1.1**	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association of ZK International Group Co., Ltd
3.2**	Amended and Restated Memorandum and Articles of Association of ZK International Group Co., Ltd
4.1**	Specimen Ordinary Share Certificate
5.1†	Opinion of Mourant Ozannes, BVI counsel of ZK International Group Co. Ltd, as to the validity of the Ordinary Shares.
8.1**	Opinion of Ortoli Rosenstadt LLP, counsel of ZK International Group Co. Ltd, as to U.S. federal tax matters.
8.2**	Opinion of Gaopeng & Partners Law Firm counsel of ZK International Group Co. Ltd, as to certain PRC tax matters.
10.1**	Form of Subscription Agreement
10.2**	Controlling shareholders’ agreement to vote in concert dated May 13, 2015.
10.3**	Equity transfer agreement between Kai Chun Cheng and Jiancong Huang dated October 12, 2015
10.4**	Equity transfer agreement between Kai Chun Cheng and Mingjie Wang dated October 12, 2015
10.5**	Equity transfer agreement between Kai Chun Cheng and Guolin Wang dated October 12, 2015
10.6**	Equity transfer agreement between Kai Chun Cheng and Jiandi Wang dated October 12, 2015
10.7**	Equity transfer agreement between Kai Chun Cheng and Yangming Wang dated October 12, 2015
10.8**	Summary translation of the employment agreement between Zhejiang Zhengkang Industrial Co. Ltd and Jiancong Huang dated April 15, 2016.
10.9**	Summary translation of the employment agreement between Zhejiang Zhengkang Industrial Co. Ltd and Shaochai Yang dated February 4, 2017.
10.10**	Form of Private Placement Subscription Agreement between the Company and the Regulation S Selling Shareholders
10.11**	Summary Translation of Form of Loan Agreement — Bank of China, Wenzhou Longwan Branch
10.12**	Summary Translation of Form of Loan Agreement — Industrial Bank,Wenzhou Branch
10.13**	Summary Translation of Form of Loan Agreement — Agricultural Bank of China, Wenzhou Longwan Branch
10.14**	Summary Translation of Form of Loan Agreement — PingAn Bank, Wenzhou Branch
10.15**	Summary Translation of Form of Loan Agreement — China Merchants Bank, Wenzhou Branch
10.16**	Summary Translation of Form of Loan Agreement — China Minsheng Bank, Wenzhou Branch
10.17**	Summary Translation of Form of Loan Agreement — China Zheshang Bank, Wenzhou Branch
10.18**	Amended and Restated Escrow Agreement executed among ZK International Group Co. Ltd., Boustead Securities, LLC and Signature Bank
10.19**	Summary translation of the employment agreement between Zhejiang Zhengkang Industrial Co. Ltd and Di Chen dated.
10.20**	Offer Letter executed between ZK International Group Co., Ltd And Min Ni dated May 10, 2017
10.21**	Offer Letter executed between ZK International Group Co., Ltd And Lie Cao dated May 2, 2017
10.22**	Offer Letter executed between ZK International Group Co., Ltd And Linge Zhou dated May 3, 2017
10.23**	Private Placement Subscription Agreement executed between the Company and the Regulation D Selling Shareholder
14.1**	Code of Business Conduct and Ethics of the Company
21.1**	List of Subsidiaries.
23.1**	Consent of Anton and Chia, LLP
23.2†	Consent of Mourant Ozannes, BVI counsel of ZK International Group Co., Ltd (included in Exhibit 5.1).
23.3**	Consent of Gaopeng & Partners Law Firm, PRC counsel of ZK International Group Co., Ltd (included in Exhibit 8.2)

**	Previously filed.
†	Filed herewith.

(b) Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenzhou, Zhejiang Province, People’s Republic of China, on June 30, 2017.

ZK INTERNATIONAL GROUP CO., LTD

By: /s/ Jiancong Huang
Jiancong Huang
Chief Executive Officer & Chairman of the Board (Principal Executive Officer) Date: June 30, 2017

By: /s/ Shaochai Yang
Shaochai Yang
Chief Financial Officer (Principal Accounting Officer) Date: June 30, 2017

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jiancong Huang	Chief Executive Officer & Chairman of the Board	June 30, 2017
Jiancong Huang

/s/ Shaochai Yang	Chief Financial Officer	June 30, 2017
Shaochai Yang

/s/ Di Chen	Secretary	June 30, 2017
Di Chen

/s/ Guolin Wang	Director	June 30, 2017
Guolin Wang

/s/ Min Ni	Director	June 30, 2017
Min Ni

/s/ Linge Zhou	Director	June 30, 2017
Linge Zhou

/s/ Lie Cao	Director	June 30, 2017
Lie Cao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 30, 2017.

By:	/s/ Mengyi “Jason” Ye, Esq.
Mengyi “Jason” Ye, Esq.
Counsel June 30, 2017